Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER 2019 FINANCIAL RESULTS

-Sales Increase 2.1% to $222.2 Million;
Operating Income Increases 3.6% to $14.4 Million; Adjusted Operating Income Increases 23.6% to $15.2 Million
- Board Declares Special Dividend of $1.00 and Increases Quarterly Dividend to $0.14 -

PORT WASHINGTON, NY, February 25, 2020 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter ended December 31, 2019.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
GAAP Results**	2019	2018	2019	2018
Net sales	$222.2	$217.7	$946.9	$896.9
Gross profit	$75.0	$73.0	$325.7	$307.7
Gross margin	33.8%	33.5%	34.4%	34.3%
Operating income from continuing operations	$14.4	$13.9	$66.1	$61.7
Operating margin	6.5%	6.4%	7.0%	6.9%
Net income from continuing operations	$11.4	$12.3	$50.0	$49.5
Net income per diluted share from continuing operations	$0.30	$0.33	$1.32	$1.31
Net income (loss) from discontinued operations	$0.1	$0.8	$(1.5)	$175.2
Net income (loss) per diluted share from discontinued operations	$0.00	$0.02	$(0.04)	$4.62
Non-GAAP Results**
Operating income	$15.2	$12.3	$70.8	$62.3
Operating margin	6.8%	5.6%	7.5%	6.9%
Net income from continuing operations	$11.3	$9.8	$52.4	$47.0
Net income per diluted share from continuing operations	$0.30	$0.26	$1.39	$1.24

Fourth Quarter 2019 Financial Summary:

•	Consolidated sales increased 2.1% to $222.2 million in U.S. dollars. On a constant currency basis, average daily sales increased 2.1%.

•	Consolidated operating income increased 3.6% to $14.4 million compared to $13.9 million last year. On a Non-GAAP basis, consolidated operating income increased 23.6% to $15.2 million.

•	Net income per diluted share from continuing operations decreased 9.1% to $0.30. Non-GAAP net income per diluted share from continuing operations increased 15.4% to $0.30.

Year Ended 2019 Financial Summary:

•	Consolidated sales increased 5.6% to $946.9 million in U.S. dollars. On a constant currency basis, average daily sales increased 5.7%.

•	Consolidated operating income grew 7.1% to $66.1 million compared to $61.7 million last year. On a Non-GAAP basis, consolidated operating income grew 13.6% to $70.8 million.

•	Net income per diluted share from continuing operations increased 0.8% to $1.32. Non-GAAP net income per diluted share from continuing operations grew 12.1% to $1.39.

Barry Litwin, Chief Executive Officer, said, "In 2019 we made significant progress in the execution of our customer centric strategy, and made investments to support and drive our future growth. For the full year, we generated almost $950 million in revenue, delivered $66 million of operating income, and had strong cash flow generation. In the fourth quarter, our revenue showed modest growth, in line with the market, while we delivered a double-digit improvement in non-GAAP operating income. This performance highlights our operating leverage and efforts to proactively manage the business through the current competitive market and challenging tariff and trade environment.”

“A year ago, we embarked on our multi-year strategic road map to grow customer engagement and generate operating leverage from current operations and investments. Today we are delivering higher service levels and greater end-to-end transaction transparency to our customers. As we begin 2020, we will accelerate our strategy as we invest in the growth of our sales force, digital marketing, and product and category expansion. Our expanded distribution network and self-service digital tools will continue to improve efficiency and enhance our customer experience. These investments, combined with our continuous improvement culture, will further strengthen our platform, enhance our competitive position and drive our long-term performance.”

At December 31, 2019, the Company had total working capital of $144.5 million, cash and cash equivalents of $97.2 million and excess availability under its credit facility of $71.2 million. Operating cash flow from continuing operations in the quarter was $5.4 million.  The Company's Board of Directors has declared a special cash dividend of $1.00 per share and has increased the regular quarterly cash dividend to $0.14 per share to shareholders of record at the close of business on March 9, 2020, payable on March 16, 2020. The special dividend and the increase in the quarterly dividend reflect the solid financial performance and strong cash flow generation the Company delivered in 2019. The regular quarterly dividend reflects an increase of $0.02 or 16.7% per share and the Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its fourth quarter 2019 results today, February 25, 2020 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans, such as our exit from and winding down of our North American Technology Group ("NATG") and European operations; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing industry generally, will continue to impact our business; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations in the future; increases in freight and shipping costs have from time to time impacted our margins to the extent the increases could not be passed along to customers in a timely manner and may impact our margins again in the future, and factors affecting the shipping and distribution of products imported to the United States by us or our domestic vendors, such as global availability of shipping containers and fuel costs; our reliance on common carrier delivery services for shipping inventoried merchandise to customers; our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; in this regard, global supply chains and the timely availability of products, particularly products, or product components used in domestic manufacturing, imported from China and other Asian nations could be adversely affected by quarantines, factory slowdowns or shutdowns, border closings, and travel restrictions resulting from the Coronavirus outbreak in China; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S.; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit agreements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, as well as anti-dumping and other government trade and customs proceedings, could adversely affect our business and results of operations; sales tax laws or government enforcement priorities may be changed which could result in e-commerce and direct mail retailers having to collect sales taxes in states where the current laws and/or prior interpretations do not require us to do so; and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on December 28, 2019 and December 29, 2018. The fourth quarter of both 2019 and 2018 included 13 weeks and the full years included 52 weeks.

**On August 31, 2018, the Company closed on the sale of its France operations. Results of this divested business have been classified as discontinued operations for all periods presented.

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net sales	$222.2	$217.7	$946.9	$896.9
Cost of sales	147.2	144.7	621.2	589.2
Gross profit	75.0	73.0	325.7	307.7
Gross margin	33.8%	33.5%	34.4%	34.3%
Selling, distribution and administrative expenses	60.6	59.2	260.4	245.2
Special (gains) charges, net	0.0	(0.1)	(0.8)	0.8
Operating income from continuing operations	14.4	13.9	66.1	61.7
Operating margin	6.5%	6.4%	7.0%	6.9%
Interest and other (income) expense, net	0.0	(1.0)	0.0	(1.2)
Income from continuing operations before income taxes	14.4	14.9	66.1	62.9
Provision for income taxes	3.0	2.6	16.1	13.4
Net income from continuing operations	11.4	12.3	50.0	49.5
Net income (loss) from discontinued operations	0.1	0.8	(1.5)	175.2
Net income	$11.5	$13.1	$48.5	$224.7

Net income per common share from continuing operations:
Basic	$0.30	$0.33	$1.33	$1.34
Diluted	$0.30	$0.33	$1.32	$1.31

Net income (loss) per common share from discontinued operations:
Basic	$0.00	$0.02	$(0.04)	$4.69
Diluted	$0.00	$0.02	$(0.04)	$4.62

Net income per common share:
Basic	$0.30	$0.35	$1.29	$6.03
Diluted	$0.30	$0.35	$1.28	$5.93

Weighted average common and common equivalent shares:
Basic	37.6	37.3	37.5	37.2
Diluted	37.8	37.8	37.7	37.9

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP - Unaudited
(In millions)

	December 31,	December 31,
	2019	2018
Current assets:
Cash and cash equivalents	$97.2	$295.4
Accounts receivable, net	88.2	84.1
Inventories	112.5	107.3
Prepaid expenses and other current assets	6.4	10.6
Total current assets	304.3	497.4
Property, plant and equipment, net	17.8	14.9
Operating lease right-of-use assets	59.3	0.0
Goodwill, intangibles and other assets	15.5	17.7
Total assets	$396.9	$530.0

Current liabilities:
Accounts payable and accrued expenses	$149.9	$136.1
Dividend payable	0.0	243.5
Operating lease liabilities	9.9	0.0
Total current liabilities	159.8	379.6
Deferred tax liability	0.1	0.1
Other liabilities	2.8	12.6
Operating lease liabilities	58.7	0.0
Shareholders’ equity	175.5	137.7
Total liabilities and shareholders’ equity	$396.9	$530.0

SYSTEMAX INC.
Condensed Consolidated Statements of Cash Flows – GAAP - Unaudited
(In millions)

	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$50.0	$49.5
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	4.1	4.5
Stock-based compensation	5.4	0.9
Change in working capital	8.9	(56.1)
Other, net	1.9	11.0
Net cash provided by operating activities from continuing operations	70.3	9.8
Net cash used in operating activities from discontinued operations	(1.9)	(32.1)
Net cash (used in) provided by operating activities	68.4	(22.3)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(6.9)	(4.5)
Net cash used in investing activities from continuing operations	(6.9)	(4.5)
Net cash provided by investing activities from discontinued operations	0.0	249.6
Net cash (used in) provided by investing activities	(6.9)	245.1

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of capital lease obligations	0.0	(0.1)
Dividends paid	(261.6)	(109.3)
Stock-based compensation share issuances, net	2.0	3.5
Repurchase of treasury shares	0.0	(9.1)
Net cash used in financing activities from continuing operations	(259.6)	(115.0)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(0.1)	3.1

NET (DECREASE) INCREASE IN CASH	(198.2)	110.9
CASH – BEGINNING OF YEAR	295.4	184.5
CASH – END OF YEAR	$97.2	$295.4

SYSTEMAX INC.
Reconciliation of Consolidated GAAP Operating Income from Continuing Operations to Consolidated Non-GAAP Operating Income from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,			Year Ended December 31,
GAAP:	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
Net sales	$222.2	$217.7	2.1%	$946.9	$896.9	5.6%
Average daily sales*	$3.6	$3.5	2.1%	$3.7	$3.5	5.7%
Operating income	$14.4	$13.9	3.6%	$66.1	$61.7	7.1%
Operating margin%	6.5%	6.4%		7.0%	6.9%

Non-GAAP adjustments:
Executive separation & transition costs	0.0	1.0		1.2	1.0
Stock based compensation	1.4	0.4		4.7	0.9
Intangible amortization	0.1	0.2		0.2	1.0
Reverse results of Germany and NATG included in GAAP operating income continuing operations	(0.7)	(0.1)		(1.4)	0.8
One-time benefit from state audit settlements, net of impairment charge recorded on certain intangible assets	0.0	(3.1)		0.0	(3.1)
Total Non-GAAP Adjustments:	0.8	(1.6)		4.7	0.6

Non-GAAP operating income	$15.2	$12.3	23.6%	$70.8	$62.3	13.6%
Non-GAAP operating margin %	6.8%	5.6%		7.5%	6.9%

* Average daily sales is calculated based upon the number of selling days in each period, converted to US Dollars on a constant currency basis.

SYSTEMAX INC.
Reconciliation of GAAP Net Income from Continuing Operations to Non-GAAP
Net Income from Continuing Operations – Unaudited
(In millions)

	Quarter Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP
Net income from continuing operations	$11.4	$12.3	$50.0	$49.5
Provision for income taxes from continuing operations	3.0	2.6	16.1	13.4
Income from continuing operations before income taxes	14.4	14.9	66.1	62.9
Interest and other (income) expense from continuing operations, net	0.0	(1.0)	0.0	(1.2)
Operating income from continuing operations	14.4	13.9	66.1	61.7

Non-GAAP adjustments:
Executive separation & transition costs	0.0	1.0	1.2	1.0
One-time benefit from state audit settlements, net of impairment charge recorded on certain intangible assets	0.0	(3.1)	0.0	(3.1)
Reverse results of Germany and NATG included in GAAP operating income from continuing operations	(0.7)	(0.1)	(1.4)	0.8
Recurring adjustments	1.5	0.6	4.9	1.9
Adjusted operating income	15.2	12.3	70.8	62.3
Interest and other expense (income), net	0.0	(1.0)	0.0	(1.2)
Income before income taxes	15.2	13.3	70.8	63.5
Normalized provision for income taxes	3.9	3.5	18.4	16.5
Normalized effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Non-GAAP net income from continuing operations	$11.3	$9.8	$52.4	$47.0

GAAP net income per diluted share from continuing operations	$0.30	$0.33	$1.33	$1.31
Non-GAAP net income per diluted share from continuing operations	$0.30	$0.26	$1.39	$1.24

(1)	Effective tax rate of 26% used in the fourth quarter and twelve months ended 2019 and 2018.